Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is entered into on December 4, 2025, by and among the undersigned subscriber (“Subscriber”), Rose Holdco Pte. Ltd. (Company Registration No.: 202537774K), to be renamed “Horizon Quantum Holdings Ltd.” prior to the consummation of the transactions contemplated by the Transaction Agreement, a Singapore private company limited by shares (“Holdco”), Horizon Quantum Computing Pte. Ltd. (Company Registration No.: 201802755E), a Singapore private limited company by shares (“Horizon”), and dMY Squared Technology Group, Inc., a Massachusetts corporation (the “SPAC”).

WHEREAS, Holdco is party to that certain Business Combination Agreement, dated as of September 9, 2025 (the “Transaction Agreement”), by and among Holdco, Horizon, the SPAC, Rose Acquisition Pte. Ltd., a Singapore private company limited by shares and wholly-owned subsidiary of Holdco (“Merger Sub 1”), and Horizon Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”), pursuant to which, among other things, (1) Holdco will be converted from a Singapore private company to a Singapore public company and, in connection therewith, will adopt an amended and restated constitution; (2) Horizon and Merger Sub 1 will amalgamate, with Horizon surviving as the amalgamated company and as a wholly-owned subsidiary of Holdco, and (3) Merger Sub 2 will merge with and into the SPAC, with the SPAC surviving as a wholly-owned subsidiary of Holdco (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Holdco, on the terms and subject to the conditions contained in this Subscription Agreement, substantially concurrently with the consummation of the Transaction, that number of Class A ordinary shares (the “Subscribed Shares”) in the capital of Holdco, each entitling the holder thereof to one vote per share on all matters on which Holdco’s ordinary shares are entitled to vote (“Class A Ordinary Shares”), obtained by dividing the Subscriber’s aggregate subscription price as set forth on the Subscriber’s signature page hereto (the “Subscription Price”) by the Redemption Price (as defined in the SPAC’s amended and restated articles of organization) (the “Per Share Price”), and Holdco desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Subscription Price by or on behalf of Subscriber to Holdco;

WHEREAS, Holdco is entering into subscription agreements (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Subscribers”), pursuant to which such Other Subscribers have agreed to purchase Class A Ordinary Shares at the Closing (as defined below) at the same Per Share Price as the Subscriber, with an aggregate subscription price of approximately $110 million, inclusive of the Subscription Price; and

WHEREAS, the parties hereto are executing and delivering this Subscription Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1 Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase from Holdco, and Holdco hereby agrees to issue and sell to Subscriber, upon the payment of the Subscription Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2 Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), substantially concurrently with the consummation of, and conditioned upon the effectiveness of, the Transaction and the satisfaction or waiver of the conditions set forth in this Section 2.

(b) At least five (5) Business Days (as defined below) prior to the date Holdco reasonably expects all conditions to the closing of the Transaction to be satisfied and the closing of the Transaction to actually occur (the “Anticipated Closing Date”), Holdco shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the Anticipated Closing Date and (ii) the wire instructions for delivery of the Subscription Price to Holdco. No later than two (2) Business Days prior to the Anticipated Closing Date or such other time agreed to in writing between the SPAC, Holdco and the Subscriber, Subscriber shall deliver the Subscription Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by Holdco in the Closing Notice, such funds to be held by Holdco in escrow until the Closing, and deliver to Holdco such information as is reasonably requested in the Closing Notice in order for Holdco to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Holdco shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from Holdco’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form) on and as of the Closing Date. [Notwithstanding the foregoing two sentences, if Subscriber informs Holdco (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from Holdco’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Subscription Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by Holdco in the Closing Notice against delivery by Holdco to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from Holdco’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date.]1 In the event that the consummation of the Transaction does not occur within two (2) Business Days after the Anticipated Closing Date, unless otherwise agreed to in writing by Holdco and the Subscriber, Holdco shall promptly (but in no event later than one (1) Business Day after such two (2) Business Day period has lapsed) return the Subscription Price so delivered by Subscriber to Holdco by wire transfer in immediately available funds to the account specified by Subscriber. Notwithstanding such return, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth herein, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 8 herein, Subscriber shall remain obligated (1) to redeliver funds to Holdco in accordance with this Section 2 following Holdco’s delivery to Subscriber of a new Closing Notice (“New Closing Notice”) and (2) to consummate the Closing substantially concurrently with the consummation of the Transaction; provided, that no more than two New Closing Notices shall be permitted. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, the State of Nevada, or Singapore.

(c) The Closing shall be subject to the satisfaction or waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the SPAC’s stockholders and Horizon’s shareholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived in accordance with the terms of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing; and

(ii)	no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment or order, law, rule or regulation (whether temporary, preliminary or permanent), which is then in effect and has the effect of making the consummation of the Transaction or transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the Transaction or transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

[1]	Note to Draft: Language to be included for mutual funds.

(d) The obligation of Holdco to consummate the Closing shall be subject to the satisfaction or written waiver by Holdco of the additional conditions that, on the Closing Date:

(i)	the representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), in each case, without giving effect to consummation of the Transaction; and

(ii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or written waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)	no amendment, modification or waiver of any provision of the Transaction Agreement (as the same exists at the execution of this Subscription Agreement), including, without limitation, any representation or covenant of the SPAC or Horizon in the Transaction Agreement relating to the financial position or outstanding indebtedness of the SPAC or Horizon, shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement;

(ii)	the representations and warranties of Holdco, SPAC and Horizon contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or, as applicable, Holdco Material Adverse Effect, SPAC Material Adverse Effect, or Horizon Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or, as applicable, Holdco Material Adverse Effect, SPAC Material Adverse Effect, or Horizon Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date);

(iii)	Holdco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv)	there shall have been no amendment or modification of, or waiver under, any Other Subscription Agreement that materially benefits such Other Subscriber thereunder unless the Subscriber has been offered substantially the same benefits;

(v)	after giving effect to the issuance of the Subscribed Shares pursuant to this Subscription Agreement and the issuance of the other Class A Ordinary Shares pursuant to the Other Subscription Agreements on the Closing Date and the Transaction Agreement at the closing of the Transaction, no fewer than 10 million Class A Ordinary Shares shall be issued and outstanding, and all such issued and outstanding shares shall have been issued prior to or contemporaneously with the issuance of the Subscribed Shares to the Subscriber;

(vi)	all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including any Stock Exchange (as defined below) and any stockholder approval required by applicable rules and regulations of any Stock Exchange) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) required to be made in connection with the issuance and sale of the Subscribed Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent Holdco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares to the Subscriber; and

(vii)	the Class A Ordinary Shares shall have been approved for listing on the Stock Exchange.

(f) Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested in order for Holdco to issue the Subscribed Shares to Subscriber.

Section 3 Holdco Representations and Warranties. Holdco represents and warrants to Subscriber, as of the date hereof and as of the Closing Date, that:

(a) Holdco is duly incorporated and validly existing under the laws of Singapore. Holdco has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not reasonably be expected to prevent or materially delay or impair the consummation of the Subscription or the ability of Holdco to perform its obligations under this Subscription Agreement and the Transaction Agreement. Holdco is not in violation of any of the provisions of its organizational documents. Holdco is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify would not reasonably be expected to prevent or materially delay or impair the consummation of the Subscription or the ability of Holdco to perform its obligations under this Subscription Agreement and the Transaction Agreement (a “Holdco Material Adverse Effect”).

(b) Holdco does not have any assets or properties of any kind other than those incident to its formation, this Subscription Agreement, and the Transaction Agreement, and does not now conduct and has never conducted any business. Holdco was formed solely for the purpose of engaging in the Transaction.

(c) Holdco has no direct or indirect subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or investments (whether equity or debt) in any person other than Merger Sub 1 and Merger Sub 2. Holdco owns all of the issued and outstanding equity interests of each of Merger Sub 1 and Merger Sub 2, free and clear of all liens (other than those arising under applicable securities laws).

(d) All of the issued and outstanding equity interests of Holdco have been, and all of the issued and outstanding equity interests of Holdco will be as of the Closing, duly authorized and validly issued and fully paid, free and clear of all liens, options, rights of first offer or refusal, purchase options, preemptive rights, subscription rights or any other similar rights, and were not issued or granted or allocated in violation of (i) any agreement, arrangement, contract or other commitment to which Holdco is a party or is subject to; (ii) any preemptive or similar rights of any person; or (iii) any applicable law. Except as provided for in this Subscription Agreement and in the Transaction Agreement, no equity interest of Holdco is issuable and no rights in connection with any equity interests of Holdco accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility, or otherwise) by the occurrence of the Closing.

(e) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued and fully paid, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Holdco’s organizational documents (as adopted on or prior to the Closing Date), by contract or the laws of its jurisdiction of incorporation. As of the Closing Date, the Subscribed Shares will be issued in book entry form and approved for listing on the Stock Exchange (as defined below).

(f) Holdco has the requisite power and authority to execute, deliver and perform this Subscription Agreement, the Other Subscription Agreements, and the Transaction Agreement (collectively, the “Transaction Documents”) and carry out its obligations hereunder and thereunder and to consummate the Subscription and Transaction. The execution and delivery by Holdco of each Transaction Document and the consummation by Holdco of the Subscription and the Transaction have been duly and validly authorized by all necessary corporate action on the part of Holdco and no other proceedings on the part of Holdco (or any of its equityholders) are necessary to authorize the Transaction Documents or to consummate the Subscription and Transaction. Each Transaction Document has been duly and validly executed and delivered by Holdco and, assuming the due authorization, execution and delivery hereof and thereof by the applicable counterparties, constitutes the legal and binding obligations of Holdco, enforceable against Holdco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by principles of equity, whether considered at law or equity.

(g) Assuming the accuracy of the representations and warranties of Subscriber in Section 6, Holdco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including New York Stock Exchange, the NYSE American or Nasdaq, as mutually determined by the SPAC and Horizon (the “Stock Exchange”) or the OTC Markets) or other person in connection with the execution, delivery and performance by Holdco of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) and the Transaction Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as the term is defined in Section 7) with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 7 below or other filings required by the Commission, if applicable, (iii) those required by the Stock Exchange or the OTC Markets, including with respect to obtaining shareholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filings of the relevant documentation with the Accounting and Corporate Regulatory Authority of Singapore in respect of the issuance of the Subscribed Shares as contemplated in this Subscription Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) any filing the failure of which to obtain would not reasonably be expected to have a Holdco Material Adverse Effect.

(h) Except for such matters as would not reasonably be expected to have a Holdco Material Adverse Effect, there is no (i) suit, action, claim or other proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Holdco, threatened in writing against Holdco or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Holdco or any of its subsidiaries, in each case relating to the Subscription, Transaction, or the Transaction Documents.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by Holdco to Subscriber.

(j) Neither Holdco, nor, to Holdco’s knowledge, any person acting on its behalf has, directly or indirectly, made any offers or sales of any Holdco security or solicited any offers to buy any security under circumstances that would (x) adversely affect reliance by Holdco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby, (y) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the other Class A Ordinary Shares pursuant to the Other Subscription Agreements to be integrated with any prior offerings by Holdco for purposes of the Securities Act or any applicable stockholder approval provisions, or (z) would require registration of the issuance of the Subscribed Shares pursuant to this Subscription Agreement under the Securities Act.

(k) Neither Holdco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares, and neither Holdco nor, to Holdco’s knowledge, any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(l) Except for Needham & Company, LLC (the “Placement Agent”), no broker, investment banker, finder or other person is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber. For the avoidance of doubt, Holdco and not the Subscriber is liable for any and all amounts in connection with and due to the Placement Agent.

(m) Other than the Other Subscription Agreements and the Transaction Agreement (or any other agreement expressly contemplated by the Transaction Agreement), and the agreement with a strategic investor (the “Strategic Investor Agreement”) which may include, among other things, the license by such investor of certain of Horizon’s quantum computing software, the purchase by Holdco and/or Horizon of certain of such investor’s quantum computing hardware, and the development and commercialization of certain intellectual property as a condition to such investor’s investment, and such investor’s board designation right, Holdco has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in Holdco. The Other Subscription Agreements reflect the same Per Share Price and other terms that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than the terms set forth in the Strategic Investor Agreement and terms particular to the regulatory requirements of such subscriber or its affiliates or related funds, and such Other Subscription Agreements and the Strategic Investor Agreement shall not be amended, modified or waived in any material respect in a manner that is more favorable to such Other Subscriber than the terms of this Subscription Agreement following the date of this Subscription Agreement unless the Subscriber has been offered a substantially similar amendment, except for terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds.

(n) Holdco is not, and is not controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person. Holdco is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant governmental entity, as amended from time to time; (b) located, organized or ordinarily resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions, including, as of the date of this Subscription Agreement, Crimea, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, and North Korea; (c) an officer or employee of any Governmental Entity or public international organization, or officer of a political party or candidate for political office; or (d) or any person 50% or greater owned or, as applicable, controlled by any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) His Majesty’s Treasury.

(o) Holdco is not controlled by or acting on behalf of (in connection with this Subscription) a person or entity resident that: (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(p) Holdco is not, and immediately after receipt of payment for the Subscribed Shares of Holdco will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

(q) Holdco acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Subscribed Shares shall not be required to provide Holdco with any notice thereof; provided, however, that neither Holdco nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Holdco in all respects.

(r) Holdco is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have, individually or in the aggregate, a Holdco Material Adverse Effect. Holdco has not received any written communication from a governmental authority that alleges that Holdco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Holdco Material Adverse Effect.

(s) Upon consummation of the Transaction, the Subscribed Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange. The Subscribed Shares will be eligible for clearing through The Depository Trust Company, through its Deposit/Withdrawal At Custodian (DWAC) system, and Holdco will be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Subscribed Shares. The Transfer Agent will be a participant in DTC’s Fast Automated Securities Transfer Program.

(t) Neither Holdco nor any of its controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

Section 4 SPAC Representations and Warranties. SPAC represents and warrants to Subscriber, as of the date hereof and as of the Closing Date, that:

(a) SPAC is duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts. SPAC has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not reasonably be expected to prevent or materially delay or impair the consummation of the Subscription or the ability of SPAC to perform its obligations under this Subscription Agreement and the Transaction Agreement. SPAC is not in violation of any of the provisions of its organizational documents. SPAC is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify would not reasonably be expected to prevent or materially delay or impair the consummation of the Subscription or the ability of SPAC to perform its obligations under this Subscription Agreement and the Transaction Agreement (a “SPAC Material Adverse Effect”).

(b) SPAC has the requisite power and authority to execute, deliver and perform the Transaction Documents to which it is a party and carry out its obligations hereunder and thereunder and to consummate the Subscription and Transaction, subject to receipt of the SPAC Shareholder Approval (as defined in the Transaction Agreement). Each Transaction Document has been duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery hereof and thereof by the applicable counterparties, constitutes the legal and binding obligations of SPAC, enforceable against SPAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by principles of equity, whether considered at law or equity.

(c) Assuming the accuracy of the representations and warranties of Subscriber in Section 6, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including any Stock Exchange or the OTC Markets) or other person in connection with the execution, delivery and performance by SPAC of this Subscription Agreement and the Transaction Agreement, other than (i) the SPAC Shareholder Approval, (ii) filings required by applicable state securities laws, (iii) those required by the Stock Exchange or the OTC Markets, including with respect to obtaining shareholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) any filing the failure of which to obtain would not reasonably be expected to have a SPAC Material Adverse Effect.

(d) Except for such matters as would not reasonably be expected to have a SPAC Material Adverse Effect, there is no (i) suit, action, claim or other proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of SPAC, threatened in writing against SPAC or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against SPAC or any of its subsidiaries, in each case relating to the Subscription, Transaction, or the Transaction Documents.

(e) Neither SPAC, nor, to SPAC’s knowledge, any person acting on its behalf has, directly or indirectly, made any offers or sales of any SPAC security or solicited any offers to buy any security under circumstances that would (x) adversely affect reliance by Holdco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby, (y) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the other Class A Ordinary Shares pursuant to the Other Subscription Agreements to be integrated with any prior offerings by Holdco for purposes of the Securities Act or, any applicable stockholder approval provisions, or (z) would require registration of the issuance of the Subscribed Shares pursuant to this Subscription Agreement under the Securities Act.

(f) Neither SPAC nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares, and neither SPAC nor, to SPAC’s knowledge, any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(g) As of their respective dates, or if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, each report, form, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by SPAC with the Commission (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder as in effect as of the time of filing; (ii) none of the SEC Reports, when filed, or if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the financial statements of SPAC included in the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly presented in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments; (iv) SPAC has filed each report, statement, schedule, prospectus, and registration statement that SPAC was required to file with SPAC since its initial registration of securities with the Commission through the date of this Subscription Agreement; and (v) there are no outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. A copy of each SEC Report is available to Subscriber via the Commission’s EDGAR system.

Section 5 Horizon Representations and Warranties. Horizon represents and warrants to Subscriber, as of the date hereof and as of the Closing Date, that:

(a) Horizon is duly incorporated and validly existing under the laws of Singapore. Horizon has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not reasonably be expected to prevent or materially delay or impair the consummation of the Subscription or the ability of Horizon to perform its obligations under this Subscription Agreement. Horizon is not in violation of any of the provisions of its organizational documents. Horizon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify would not reasonably be expected to prevent or materially delay or impair the consummation of the Subscription or the ability of Horizon to perform its obligations under this Subscription Agreement (a “Horizon Material Adverse Effect”).

(b) Horizon has the requisite power and authority to execute, deliver and perform the Transaction Documents and carry out its obligations hereunder and thereunder and to consummate the Subscription and Transaction, subject to receipt of the Company Shareholder Approval (as defined in the Transaction Agreement). The execution and delivery by Horizon of each Transaction Document and the consummation by Horizon of the Subscription and the Transaction have been duly and validly authorized by all necessary corporate action on the part of Horizon and, subject to receipt of the Company Shareholder Approval, no other proceedings on the part of Horizon (or any of its equityholders) are necessary to authorize the Transaction Documents or to consummate the Subscription and Transaction. Each Transaction Document has been duly and validly executed and delivered by Horizon and, assuming the due authorization, execution and delivery hereof and thereof by the applicable counterparties, constitutes the legal and binding obligations of Horizon, enforceable against Horizon in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by principles of equity, whether considered at law or equity.

(c) Except for such matters as would not reasonably be expected to have a Horizon Material Adverse Effect, there is no (i) suit, action, claim or other proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Horizon, threatened in writing against Horizon or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Horizon or any of its subsidiaries, in each case relating to the Subscription, Transaction, or the Transaction Documents.

(d) Neither Horizon, nor, to Horizon’s knowledge, any person acting on its behalf has, directly or indirectly, made any offers or sales of any Horizon security or solicited any offers to buy any security under circumstances that would adversely affect reliance by Holdco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Shares pursuant to this Subscription Agreement under the Securities Act.

(e) Neither Horizon nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares, and neither Horizon nor, to Horizon’s knowledge, any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(f) Except for the Placement Agent, no broker, investment banker, finder or other person is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(g) Horizon is not, and is not controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person. Horizon is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank.

(h) Horizon is not controlled by or acting on behalf of (in connection with this Subscription) a person or entity resident that: (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as a Non-cooperative Jurisdiction, or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(i) Horizon is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have, individually or in the aggregate, a Horizon Material Adverse Effect. Since January 1, 2023, Horizon has not received any written communication from a governmental authority that alleges that Horizon is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Horizon Material Adverse Effect.

(j) Neither Horizon nor any of its controlled affiliates (i) is, or will be at or immediately after the Closing, a Covered Person, (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

Section 6 Subscriber Representations and Warranties. Subscriber represents and warrants to Holdco, Horizon, and the SPAC, as of the date hereof and as of the Closing Date, that:

(a) If the Subscriber is an entity, it (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is an entity, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the other parties hereto, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, the subscription for the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the subscription for the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act) in each case, satisfying either the applicable requirements set forth on Annex A or Annex B, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, an institutional accredited investor, or an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is an “institutional account” as defined by FINRA Rule 4512(c). Subscriber is aware that Holdco is not relying specifically on the safe harbor from the registration requirements of the Securities Act provided by Regulation D under the Securities Act, and Holdco will not file a Form D under the Securities Act with respect to the offer and sale of the Subscribed Shares.

(e) Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that Holdco is not required to register the Subscribed Shares except as set forth in Section 7 of this Subscription Agreement. Subscriber understands that the Subscribed Shares will be “restricted securities” within the meaning of the Securities Act and may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Holdco or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to so-called rule 4(a) 1 1/2 of the Securities Act), and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain the restrictive legend set forth in Section 6(u). Subscriber understands that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily resell, transfer, offer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the filing of “Form 10” information with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from Holdco. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the SPAC, Horizon, Holdco, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SPAC, Horizon and Holdco set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by Holdco or by or on behalf of Horizon was based on projections prepared by Horizon and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) In making its decision to subscribe for the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and on the representations contained in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received or had access to, and had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the SPAC, Horizon, Holdco and their respective subsidiaries (such subsidiaries, together with Horizon, collectively, the “Acquired Companies”) and the Transaction, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the SEC Reports and the SPAC’s other filings with the Commission. Subscriber further acknowledges that the proxy statement/prospectus that Holdco intends to file with the Commission will include substantial additional information about Holdco, the SPAC, the Acquired Companies, and the Transaction and will update and supersede the information previously provided to Subscriber. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that none of the SPAC, Holdco, the Acquired Companies or the Placement Agent, or any of their respective affiliates, or any of such person’s or its affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided Subscriber with any advice with respect to the Subscribed Shares nor is such advice necessary or desired. None of the SPAC, Holdco, the Acquired Companies, the Placement Agent or any of their respective affiliates or Representatives has made or makes any representation as to the SPAC, Holdco, or the Acquired Companies or the quality or value of the Subscribed Shares or the Transaction, except as expressly set forth in this Subscription Agreement. In addition, the Placement Agent and any of its affiliates or Representatives may have acquired non-public information with respect to the SPAC, Holdco, or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, none of the Placement Agent or any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

(h) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and the SPAC, Horizon and/or Holdco, or their respective representatives (including the Placement Agent), on the other hand, or their respective affiliates, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the SPAC, Horizon and/or Holdco, or their respective representatives (including the Placement Agent), on the other hand, or affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that Holdco represents and warrants that the Subscribed Shares (i) were not offered by any form of general advertising or, to its knowledge, general solicitation and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the subscription for and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Neither the SPAC, Holdco, Horizon nor any of their affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares. Subscriber is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Subscriber understands and acknowledges that the subscription for and allotment and issuance of the Subscribed Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Holdco. Subscriber acknowledges specifically that a possibility of total loss exists.

(k) Subscriber understands and agrees that no federal or state agency, securities commission or similar regulatory authority has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with this Subscription Agreement and the transactions contemplated hereby), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to subscribe for the Subscribed Shares were derived from lawful activities.

(m) Subscriber is not a person in Singapore, a resident of Singapore, or organized or incorporated in Singapore. Subscriber acknowledges and agrees that, in relation to its Subscription under this Subscription Agreement, neither Holdco nor any other person (either personally or by an agent), (i) has made any offer of Class A Ordinary Shares to any person in Singapore; or (ii) has invited any person in Singapore to make any offer for Class A Ordinary Shares which, in each case, would give rise to a contract for the issue or sale of Class A Ordinary Shares by Holdco or any other person with whom it has made arrangements for that issue or sale.

(n) Subscriber is independent of and not acting in concert with any other subscriber or shareholder of Holdco in relation to the effective control or consolidation of effective control of Holdco within the meaning of the Singapore Code on Take-Overs and Mergers issued by the Monetary Authority of Singapore and is not directly or indirectly funded by nor does it act as nominee for any such persons nor is Subscriber accustomed to taking instructions from any such persons in relation to the acquisition, disposal, voting or any other disposals of the Class A Ordinary Shares.

(o) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the SPAC, Horizon or Holdco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(p) To Subscriber’s knowledge, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Holdco as a result of the subscription for and allotment and issuance of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Holdco from and after the Closing as a result of the subscription for and allotment and issuance of Subscribed Shares hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the SPAC, Holdco, the Acquired Companies, or any of their affiliates or Representatives for investment advice or as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the SPAC, Holdco, the Acquired Companies, or any of their affiliates or Representatives shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(r) Subscriber acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the private placement of the Subscribed Shares and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary of the Subscriber, Holdco or any other person or entity in connection with the private placement of the Subscribed Shares, (ii) the Placement Agent has not made or will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the private placement of the Subscribed Shares, (iii) the Placement Agent will not have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the private placement of the Subscribed Shares or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the SPAC, Holdco, the Acquired Companies or the private placement of the Subscribed Shares, and (iv) it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent in making its investment or decision to invest in Holdco. Subscriber agrees that none of the Placement Agent, its affiliates, or any of its or its affiliates’ control persons, officers, directors or employees, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber, or any person claiming through Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the subscription for the Subscribed Shares, except for such party’s own gross negligence, willful misconduct or bad faith. Subscriber agrees not to commence any litigation or bring any claim against the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, this offering of the Subscribed Shares, except for such party’s own gross negligence, willful misconduct or bad faith. This undertaking is given freely and after obtaining independent legal advice.

(s) When required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Subscription Price pursuant to Section 2.

(t) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber.

(u) Subscriber acknowledges and agrees that (if applicable) the certificate or book entry position representing the Subscribed Shares may, in Holdco’s discretion pursuant to its rights and/or the obligations of the Subscriber under Section 6(e), and subject to applicable law, bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

(v) Subscriber acknowledges and is aware that the Placement Agent is acting as financial advisor to the SPAC in connection with the Transaction.

Section 7 Registration Rights.

(a) Holdco shall, within fifteen (15) Business Days after the Closing (the “Filing Deadline”), file with the Commission (at Holdco’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies Holdco that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) Filing Deadline and (ii) the 5th calendar day after Holdco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, that (i) if the filing or effectiveness of the Registration Statement would require financial statements which have not been filed by Holdco with the Commission (other than as a result of Holdco’s failure to timely file its financial statements), then the Filing Deadline and/or the Effectiveness Deadline, as

applicable, shall automatically be extended to the second Business Day following the date that Holdco files the applicable report containing the required financial statements, (ii) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (iii) if the Commission is closed for business due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days on which the Commission remains closed. Holdco shall provide a draft of the Registration Statement to the Subscriber for review at least two Business Days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the Commission prevents Holdco from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Class A Ordinary Shares which is equal to the maximum number of shares as is permitted by the Commission. In such event, the number of Subscribed Shares and any other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, Holdco shall file one or more new Registration Statement(s) (such new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Subscribed Shares and cause such Registration Statement(s) to become effective as promptly as practicable after the filing thereof consistent with the terms of this Section 7. Any failure by Holdco to file a Registration Statement by the Filing Deadline or to effect the Registration Statement by the Effectiveness Deadline shall not otherwise relieve Holdco of its obligations to file or effect a Registration Statement as set forth in this Section 7.

(b) Holdco’s obligation to include the Subscribed Shares in the Registration Statement is contingent upon Subscriber furnishing in writing to Holdco such information regarding Subscriber, the securities of Holdco held by Subscriber and the intended method of disposition of the Subscribed Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Holdco to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as Holdco may reasonably request that are customary of a selling stockholder in similar situations. Unless required under applicable laws and Commission rules, in no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if the Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Subscribed Shares from the Registration Statement. Holdco agrees that, except for such times as Holdco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Holdco will use its commercially reasonable efforts to, at its expense, cause such Registration Statement to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which Holdco determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of (i) three years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which Subscriber can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for Holdco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, Holdco shall use commercially reasonable efforts qualify the Subscribed Shares for listing on the applicable Stock Exchange on which the Class A Ordinary Shares are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares. Holdco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if, in the good faith judgment of the Chief Executive Officer, the President, such other principal executive officer, the Chief Financial Officer, or the principal financial officer of Holdco, after consultation with outside counsel to Holdco, (1) the filing, effectiveness, or continued use of a Registration Statement pursuant to the terms of this Subscription Agreement would be seriously detrimental to Holdco, (2) the filing, effectiveness, or continued use of a Registration Statement would require public disclosure of material non-public information or financial statements which would not be required to be made at such time but for the filing, effectiveness, or continued use of such Registration Statement or prospectus, as the case may be, and Holdco has (x) a bona fide business purpose for not making such information public or (y) determined the premature disclosure of such information would materially adversely affect Holdco, or (3) the Registration Statement or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, or in the opinion of counsel for Holdco it is necessary to supplement or amend such Registration Statement or prospectus to comply with law (such circumstance, a “Suspension Event”); provided, however, that Holdco may not delay or suspend the Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period and Holdco shall use commercially reasonable efforts to make such Registration Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from Holdco (which notice shall not contain any material non-public information regarding Holdco) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, which notice shall be given no later than three (3) Business Days from the date the determination that a Suspension Event has occurred, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Holdco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Holdco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Holdco except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as otherwise required by law or subpoena. If so directed by Holdco, Subscriber will, in Subscriber’s sole discretion, deliver to Holdco or destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(c) The Subscriber may deliver written notice (an “Opt-Out Notice”) to Holdco requesting that the Subscriber not receive notices from Holdco otherwise required by Section 7(b); provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) Holdco shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify Holdco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(c)) and the related suspension period remains in effect, Holdco will so notify the Subscriber within one (1) Business Day of the Subscriber’s notification to Holdco by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d) In the case of the registration effected by Holdco pursuant to this Subscription Agreement, Holdco shall notify the Subscriber by email as promptly as practicable:

(i)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)	of the receipt by Holdco of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; and

(v)	of any request by the Commission for any amendment or supplement to the Registration Statement or any prospectus or for additional information, and shall provide the Subscriber with copies thereof.

Notwithstanding anything to the contrary set forth herein, Holdco shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Holdco other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (v) above may constitute material, nonpublic information regarding Holdco.

(e) Holdco shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(f) Except for such times as Holdco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, Holdco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to subscribers for the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Holdco shall use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Class A Ordinary Shares have been listed.

(h) Holdco shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares required hereby.

(i) For purposes of this Section 7, “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 7 shall have been duly assigned.

(j) Notwithstanding anything to the contrary, if at any time following the filing of a Registration Statement, Holdco or SPAC determines that is eligible to register the Registrable Securities on Form S-3 or Form F-3, then Holdco and SPAC shall use its reasonable best efforts to (i) as promptly as possible after such determination amend the Registration Statement or file a new Registration Statement on Form S-3 or Form F-3; (ii) have such Registration Statement declared effective by the Commission, if applicable; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement.

Section 8 Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) if, on the Closing Date, any of the conditions to the Closing set forth in Section 2 are not satisfied or waived and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; and (d) the Outside Date (as such term is defined in the Transaction Agreement), if the closing of the transactions contemplated by the Transaction Agreement shall not have occurred prior to such date; provided, that the Outside Date may not be extended to any date that is more than 18 months following the date hereof without the Subscriber’s prior written consent; provided, further, that nothing herein will relieve any party from liability for any willful breach hereto prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Holdco shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Subscriber to Holdco in connection herewith shall be promptly (and in any event within one Business Day after such termination) returned to the Subscriber, without any deduction for or on account of any tax withholding except as required by law, charges or set-off.

Section 9 Trust Account Waiver. Subscriber hereby acknowledges that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall (x) be deemed to limit any of Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC, (y) serve to limit or prohibit Subscriber’s right to pursue a claim against the SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief or (z) serve to limit or prohibit any claims that Subscriber may have in the future against the SPAC’s assets or funds that are not held in the Trust Account.

Section 10 Indemnity.

(a) Holdco agrees to indemnify and hold harmless, to the extent permitted by law, the Subscriber (to the extent Subscriber is a seller under the Registration Statement), its directors, officers, employees, advisers, and agents, each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) resulting from, based upon or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus included in the Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, or document incorporated therein by reference, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to Holdco by or on behalf of the Subscriber expressly for use therein.

(b) To the extent the Subscriber is identified as a selling stockholder in the Registration Statement or any other registration statement which covers the Subscribed Shares, the Subscriber agrees, severally and not jointly with any Other Subscriber or other selling stockholder named in the Registration Statement, to indemnify and hold harmless Holdco, its directors, officers, employees, advisers and agents, each person who controls Holdco (within the meaning of the Securities Act or the Exchange Act), and each affiliate of Holdco against any Losses resulting from, based upon or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, to the extent but only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to Holdco by or on behalf of the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares subscribed for pursuant to this Subscription Agreement giving rise to such indemnification obligation. Notwithstanding the foregoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares subscribed for pursuant to this Subscription Agreement.

(e) If the indemnification provided under this Section 10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 10 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 10(e) by any seller of Subscribed Shares, together with any amounts under Section 10(b), shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 11 Holdco’s Covenants.

(a) In connection with any sale or other disposition of the Subscribed Shares pursuant to an effective Registration Statement with a current prospectus or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) or pursuant to any other exemption under the Securities Act such that the Subscribed Shares held by the Subscriber become freely tradable without any current public information or other conditions and upon compliance by the Subscriber with the requirements of this Section 11(a), if requested by the Subscriber, Holdco shall use commercially reasonable efforts to (i) cause Holdco’s transfer agent (the “Transfer Agent”) to remove any restrictive legends from the Subscribed Shares and cause the Transfer Agent to issue new, unlegended entries for such book entry Subscribed Shares sold or disposed of without restrictive legends within one (1) trading day upon any such request therefor from the Subscriber; provided that Holdco and the Transfer Agent shall have received such customary representations and other documentation reasonably acceptable to Holdco and the Transfer Agent in connection therewith including, but not limited to, customary representations that such Subscribed Shares (x) have been sold or transferred pursuant to an effective registration statement (including the Registration Statement) with a current prospectus, pursuant to the plan of distribution set forth in such prospectus or (y) have been sold pursuant to Rule 144. Subject to receipt from Subscriber by Holdco and the Transfer Agent of customary representations and other documentation reasonably acceptable in connection therewith, Subscriber may request that Holdco remove any legend from the book-entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares (i) have been sold or transferred pursuant to an effective registration statement (including the Registration Statement) or (ii) have been sold pursuant to Rule 144. If restrictive legends are no longer required for such Subscribed Shares pursuant to the foregoing, Holdco shall, in accordance with the provisions of this section and as soon as reasonably practicable and in any case within one (1) trading day of any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Subscribed Shares. To the extent required by the Transfer Agent, Holdco shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion as soon as reasonably practicable and in any case within one (1) trading day of the delivery of all reasonably necessary representations and other documentation from the Subscriber as reasonably requested by the Transfer Agent. Holdco shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

(b) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of Holdco to the public without registration, Holdco agrees, from the one-year anniversary of the filing of “Form 10” information with the Commission following the Closing Date until the Subscribed Shares are sold by Subscriber, to (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the Commission in a timely manner all reports and other documents required of Holdco under the Exchange Act so long as Holdco remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to Subscriber so long as it owns the Subscribed Shares, as promptly as reasonably practicable upon request, (A) a written statement by Holdco, if true, that it has complied with the reporting requirements of Rule 144, (B) a copy of the most recent annual report of Holdco and such other reports and documents so filed by Holdco with the Commission and (C) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

Section 12 Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by internationally recognized overnight delivery service, or (iii) when delivered by email (in each case in this clause (iii) solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 12(a).

(b) Subscriber acknowledges that the SPAC, Holdco, Horizon and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 12(b) shall not give the Placement Agent any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the SPAC, Holdco, Horizon and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Holdco acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Holdco contained in this Subscription Agreement. Prior to the Closing, Holdco agrees to promptly notify Subscriber and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Holdco set forth herein are no longer accurate in all material respects.

(c) Each of the SPAC, Horizon, Holdco, the Placement Agent and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Except as otherwise provided herein, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the Subscribed Shares until the consummation of the Transaction (or such earlier termination of this Subscription Agreement in accordance with its terms). This Section 12(e) shall not apply to any sale (including the exercise of any redemption right) of securities of the SPAC (i) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) acquired by by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement in each case, provided that such action does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short positions, with respect to the Subscribed Shares. In addition, notwithstanding the foregoing, (1) nothing herein shall prohibit other entities under common management with the Subscriber (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales”, (2) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the restrictions set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to subscribe for the Subscribed Shares covered by this Subscription Agreement, and (3) nothing herein shall prohibit Subscriber from pledging the Subscribed Shares in connection with a bona fide margin agreement, provided such pledge shall be (x) pursuant to an available exemption from the registration requirements of the Securities Act or (y) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and provided, further, that neither Holdco nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Holdco in all respects.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Holdco, the SPAC or Horizon hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, Holdco may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, Holdco). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber or, with the prior written consent of Holdco, the SPAC, and Horizon, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect.

(h) Holdco and the SPAC may request from Subscriber such additional information as Holdco or the SPAC may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber; provided that each of Holdco and the SPAC agrees to keep any such information confidential except to the extent such information is already publicly available, such information is or becomes available to Holdco or the SPAC on a non-confidential basis from a source other than Subscriber, or to the extent required to be disclosed by applicable law or reasonably necessary to register the Subscribed Shares for resale. Subscriber acknowledges that Holdco and the SPAC may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a periodic report of the SPAC or a registration statement of Holdco or the SPAC.

(i) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided, that no provision of this Subscription Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The parties hereto acknowledge and agree that the Placement Agent is a third-party beneficiary of the acknowledgements, representations, warranties and covenants of (i) Holdco contained in Section 3, (ii) SPAC contained in Section 4, (iii) Horizon contained in Section 5, (iv) Subscriber contained in Section 6, Section 12(b), Section 12(e) and this Section 12(k).

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that each of Holdco and the SPAC shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 12(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(m) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the New York Supreme Court, Commercial Division, located in the Borough of Manhattan in the City of New York, in the State of New York or if such court declines jurisdiction, then to any court of the State of New York or the Federal District Court for the Southern District of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 12(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(u) If any change in the Class A Ordinary Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, share split or consolidation, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(v) None of Holdco, the SPAC and Horizon shall, without the prior written consent (including by e-mail) of Subscriber, use or disclose the name of Subscriber or any of its advisors or affiliates or any information relating to the Subscriber or this Subscription Agreement, other than to Holdco’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without the Subscriber’s prior written consent, none of Holdco, the SPAC and Horizon shall (i) use the name of Subscriber or any of its advisors or affiliates in any press release, marketing or similar materials or (ii) publicly disclose the name of Subscriber or any of its advisors or affiliates, or include the name of Subscriber or any of its advisors or affiliates in any filing with the Commission or any regulatory agency or trading market, in any other documents or communications provided by the SPAC, Horizon or Holdco to any governmental entity or to any securityholders of Holdco, the SPAC or Horizon or in any other form of public disclosure, in each case, except to the extent required by the federal securities laws, Stock Exchange or OTC Markets rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby, and if required, Holdco and the SPAC may disclose the Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the SPAC, Horizon or Holdco, a copy of this Subscription Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement, in which case of any such disclosure under this Section 12(v), Holdco shall provide to Subscriber a copy of any proposed disclosure relating to the Subscriber in advance of any publication thereof and shall include such revisions to such proposed disclosure as Subscriber shall reasonably request. Subscriber will promptly provide any information reasonably requested by Holdco, the SPAC, or Horizon that is required in connection with any regulatory application or filing made or approval required in connection with the Transaction (including filings with the Commission) to the extent readily available and Holdco, the SPAC and Horizon agrees to keep such information confidential and to disclose only such information as is required with respect to such filings, except to the extent such information is already publicly available, such information is or becomes available to Holdco, the SPAC or Horizon on a non-confidential basis from a source other than Subscriber, or to the extent required to be disclosed by applicable law.

(w) The SPAC shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, or by 9:00 a.m., New York City time, on the date of the Subscription Agreement if this Subscription Agreement is executed before 9:00 a.m., New York City time, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction and any other material, nonpublic information that the SPAC, Horizon or Holdco has provided to the Subscriber in connection with the Transaction at any time prior to the filing of the Disclosure Document[; provided, that if Subscriber has entered into a non-disclosure agreement with the SPAC, Horizon, or Holdco, then Subscriber specifically acknowledges that it will not be cleansed of all material non-public information upon the issuance of the Disclosure Document].2 [Upon the issuance of the Disclosure Document, the Subscriber shall not be in possession of any material, non-public information received from Holdco, the SPAC or any of their respective officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Holdco, the SPAC, the Placement Agent, or any of their affiliates in connection with the Transaction. Following the issuance of the Disclosure Document, each of Holdco and SPAC shall not, and shall cause each of its affiliates, representatives and agents not to, provide Subscriber or any of its affiliates, representatives or agents, with any material, nonpublic information regarding the Holdco or SPAC, any of its affiliates or any other person without the express prior written consent of the Subscriber. Each of Holdco and SPAC hereby acknowledges and agrees that neither the Subscriber nor any of its affiliates shall have any duty of trust or confidence with respect to, or duty not to trade on the basis of, any material, nonpublic information (i) provided by, or on behalf of, Holdco, SPAC, any of their respective affiliates or any of their respective officers, directors, employees, attorneys, agents or representatives or (ii) otherwise possessed (or continued to be possessed) by the Subscriber (or any affiliate, agent or representative thereof) as a result of any breach or violation of any of the covenants set forth in this Agreement. Notwithstanding anything to the contrary herein, in the event that Holdco or SPAC believes that a notice or communication to the Subscriber or any of its affiliates, attorneys, agents or representatives contains MNPI, Holdco or SPAC, as applicable, shall, prior to the delivery of such notice or communication, so indicate to the Subscriber, and such indication shall provide the Subscriber the means to refuse to

[2]	Note to Draft: To be included for each investor who entered into an NDA.

receive such notice or communication, and in the absence of any such indication, the Subscriber, the other holders of the Subscribed Shares and their respective affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute MNPI. In addition, effective upon the issuance of such Disclosure Document, except as may otherwise be agreed with the Subscriber, without the Subscriber’s prior written consent (email being sufficient), each of Holdco and SPAC acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Holdco and SPAC any of their respective subsidiaries or any of their officers, directors, agents, employees or affiliates on the one hand, and the Subscriber or any of its affiliates on the other hand, shall terminate and be of no further force or effect.]3 Each of Holdco and the SPAC understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of Holdco. If Holdco or SPAC does provide material, non-public information or confidential or proprietary information to the Subscriber without the Subscriber’s written consent, Holdco shall promptly file such information with the Commission pursuant to a Current Report on Form 8-K and the Subscriber shall not be subject to any duty of confidentiality contained herein with respect to such information. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to subscribe for Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the SPAC, Horizon, Holdco or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers are in any way acting in concert or as a group (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

[3]	Note to Draft: To be included only for investors who did not enter into an NDA.

IN WITNESS WHEREOF, each of Holdco, the SPAC, Horizon, and the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ROSE HOLDCO PTE. LTD.

By:
	Name:	Joseph Francis Fitzsimons
	Title:	Authorized Signatory

Address for Notices:

c/o Horizon Quantum Computing Pte. Ltd.

29 Media Cir., #05-22

Singapore, 138565

Attn: Joseph Francis Fitzimons

Email: joe@horizonquantum.com

with a copy (not to constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl

New York, NY 10105

Attention: Adam C. Berkaw; David H. Landau

Email: aberkaw@egsllp.com; dlandau@egsllp.com

DMY SQUARED TECHNOLOGY GROUP, INC.

By:
	Name:	Harry L. You
	Title:	Chief Executive Officer and Chief Financial Officer

Address for Notices:

1180 North Town Center Drive, Suite 100

Las Vegas NV 89144

Attn: Harry L. You

Email: harry@dmytechnology.com

with a copy (not to constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Joel Rubinstein and Daniel Nussen

Email: joel.rubinstein@whitecase.com

           daniel.nussen@whitecase.com

HORIZON QUANTUM COMPUTING PTE. LTD.

By:
	Name:	Joseph Fitzsimons
	Title:	Chief Executive Officer

Address for Notices:

29 Media Cir., #05-22

Singapore, 138565

Attn: Joseph Fitzsimons

Email: joe@horizonquantum.com

with a copy (not to constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl

New York, NY 10105

Attention: Adam C. Berkaw; David H. Landau

Email: aberkaw@egsllp.com; dlandau@egsllp.com

[SUBSCRIBER]

By:
Name:
Title:

EIN:

Address for Notices:

Email:

Name in which shares are to be registered:

Aggregate Subscription Price:	$______________

You must pay the Subscription Price by wire transfer of United States dollars in immediately available funds to the account of Holdco specified by Holdco in the Closing Notice.

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

** OR **

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** OR **

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(5) or (g) of Regulation D under the Securities Act).

** AND **

D.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Holdco, the SPAC, or Horizon or acting on behalf of an affiliate of Holdco, the SPAC, or Horizon.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

Annex A-1

☐	Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

Annex A-2

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

Annex A-3

Annex B

ALTERNATE ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

Annex B-1